================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                           Bancinsurance Corporation
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           Bancinsurance Corporation
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            BANCINSURANCE CORPORATION









                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD


                                  JUNE 3, 2002

                                       AND

                                 PROXY STATEMENT








================================================================================

                                    IMPORTANT


                      PLEASE MARK, SIGN AND DATE YOUR PROXY
                 AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE

                            BANCINSURANCE CORPORATION

                              250 East Broad Street
                                   Tenth Floor
                              Columbus, Ohio 43215

                                NOTICE OF ANNUAL
                             MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 3, 2002




To Our Shareholders:

         The Annual Meeting of Shareholders of Bancinsurance Corporation will be held at the offices of Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio 43215, on Monday, June 3, 2002, at 10:30 a.m., local Columbus, Ohio time, for the following purposes:

                  1. To elect six directors to serve until the next annual meeting and until their successors are duly elected and qualified.

                  2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2002 fiscal year.

                  3. To consider and vote upon a proposal to approve the Bancinsurance Corporation 2002 Stock Incentive Plan, in the form attached to the accompanying proxy statement as Appendix I.

                  4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on April 10, 2002 will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment thereof.

         We hope you can attend the Annual Meeting. Directors and officers of Bancinsurance Corporation and a representative of our independent auditors will be present to answer your questions and to discuss our business.

         We urge you to execute and return the enclosed proxy card as soon as possible so that your common shares may be voted in accordance with your wishes. Proxies are revocable at anytime, and if you attend the meeting, you may vote in person, and your proxy will not be used.

                       BY ORDER OF THE BOARD OF DIRECTORS
Columbus, Ohio
April 24, 2002         SALLY J. CRESS, SECRETARY



           ----------------------------------------------------------
                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
             NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES
           ----------------------------------------------------------

                            BANCINSURANCE CORPORATION

                              250 East Broad Street

                                   Tenth Floor

                              Columbus, Ohio 43215

                                   ----------

                                 PROXY STATEMENT

                                     FOR THE

                         ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD JUNE 3, 2002

                                                                  April 24, 2002
                                   ----------

                                     GENERAL

         This proxy statement is furnished to the shareholders of Bancinsurance Corporation (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on June 3, 2002, at 10:30 a.m., local Columbus, Ohio time, at the offices of Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio 43215, and at any adjournment or postponement thereof (the "Annual Meeting"). The enclosed proxy is solicited on behalf of the Board of Directors of the Company. This proxy statement and the enclosed form of proxy will be first sent or given to the Company's shareholders on or about April 24, 2002.

         A proxy may be revoked by a shareholder at any time before it is exercised by filing with the Company a notice in writing revoking it or by duly executing and retaining a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote his or her common shares in person. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the instructions contained therein. If no instructions are given, valid proxies received before the Annual Meeting will be voted for the election as directors of the nominees identified herein, for the ratification of the appointment of the independent auditors, for the approval of the Bancinsurance Corporation 2002 Stock Incentive Plan and, at the discretion of the proxyholders, on any other matters that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

         A majority of the Company's outstanding common shares, without par value (the "Common Shares"), will constitute a quorum at the Annual Meeting. A properly executed form of proxy marked "Withhold Authority" will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The election of each nominee for director of the Company requires the favorable vote of a plurality of all votes cast by the holders of the Common Shares, at a meeting at which a quorum is present. Only Common Shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. A properly executed form of proxy marked "Withhold Authority" will not be counted toward such nominee's achievement of a plurality and, thus, will have no effect. A properly executed form of proxy marked "ABSTAIN" with respect to any other proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the same effect as a "NO" vote.

         If you hold your Common Shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your Common Shares may not be voted on those matters. Common Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

         The entire expense of preparing, assembling, printing and mailing the form of proxy and other materials used in the solicitation of proxies will be paid by the Company. Proxies may be solicited personally or by telephone, mail, facsimile or telegraph. Officers or employees of the Company may assist with personal or telephone solicitations and will receive no additional compensation. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Common Shares.

                                VOTING SECURITIES

         Holders of record of Common Shares at the close of business on April 10, 2002 (the "Record Date") will be entitled to vote at the Annual Meeting. At the Record Date, the Company had 5,770,185 Common Shares outstanding and entitled to vote at the Annual Meeting.

         Each Common Share held on the Record Date entitles the holder thereof to one vote upon each matter to be voted upon. The laws of Ohio under which the Company is incorporated provide for cumulative voting rights in the election of directors under certain circumstances. A shareholder must give notice in writing to the President, a Vice President or the Secretary of the Company before 10:30 a.m. on June 1, 2002 if he or she desires cumulative voting for the election of directors. If an announcement of the giving of such notice is made upon convening of the Annual Meeting by the Chairman or Secretary, or by, or on behalf of, such shareholder, each holder of Common Shares will have cumulative voting rights in the election of directors. Cumulative voting entitles each shareholder to cumulate the voting power he or she possesses in the election of directors and give one nominee as many votes as is equal to the number of Common Shares he or she holds multiplied by the number of directors to be elected, or to distribute his or her votes on the same principle among two or more of the nominees, as he or she sees fit.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The number of directors to be elected is six. The Board of Directors has nominated the persons identified below for election as directors of the Company at the Annual Meeting. If voting is cumulative as a result of the request of a shareholder, the enclosed form of proxy would grant discretionary authority to the proxyholders named therein to distribute the votes of Common Shares subject to proxies they hold so as to elect the maximum number of nominees for director set forth herein.

         It is intended that, unless otherwise directed in your form of proxy, the Common Shares voted pursuant thereto will be voted FOR the election of the nominees identified below as directors. In the event that any of the nominees for director should become unavailable to serve, the Common Shares represented by proxies received will be voted in accordance with the best judgment of the proxyholders for the election of the remaining nominees and for the election of any substitute nominee(s) designated by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

         The following table sets forth certain information concerning each nominee for director.

                                                  Current Position                            Director
         Name                   Age                  with Company                               Since
         ----                   ---                  ------------                               -----

         Si Sokol                74           Chief Executive Officer, Director                 1970
                                              (Chairman), member of Executive
                                              Committee (Chairman)

         John S. Sokol           39           President, Director                               1990

         Daniel D. Harkins       72           Director, member of Executive                     1981
                                              Committee, member of Audit
                                              Committee (Chairman), member
                                              of Compensation Committee

         Saul Sokol              82           Director, member of Executive Committee           1982

         William S. Sheley       40           Director, member of Audit Committee,              2000
                                              member of Compensation Committee

         Matthew D. Walter       33           Director, member of Compensation                  2001
                                              Committee (Chairman), member of
                                              Audit Committee

         Si Sokol has been Chairman of the Board of Directors of the Company since 1970 and Chief Executive Officer since December 1980. He is also Chairman of the Board and Chief Executive Officer of Ohio Indemnity Company, a wholly-owned subsidiary of the Company ("Ohio Indemnity"). Mr. Sokol served as President of the Company and Ohio Indemnity from December 1980 to June 1999. Mr. Sokol is also Chairman of American Legal Publishing Corporation, a wholly-owned subsidiary of the Company ("American Legal Publishing"). Mr. Sokol is a former Director of Fifth Third Bank of Columbus, Ohio and has previously served on the boards of a number of corporations including several national banks and a federally chartered savings and loan association located in the State of Ohio. He currently serves on the Fifth Third Bank Community Advisory Forum. Mr. Sokol is John S. Sokol's father and Saul Sokol's brother.

         John S. Sokol has been President of the Company and Ohio Indemnity since June 1999. He was Executive Vice President of the Company and Ohio Indemnity from June 1996 to June 1999 and Vice President from 1993 to 1996. From 1989 to 1993, he served as an officer for what is now JP Morgan Chase Bank of New York (formally Manufacturers Hanover and Chemical Bank). Mr. Sokol is also Chairman of Paul Boardway and Associates, Inc., a wholly-owned subsidiary of the Company. He previously served on the Board of Trustees of the Central Ohio Transit Authority (COTA). He holds a B.A. degree in Economics from Denison University and a M.B.A. in Finance from Vanderbilt University. Mr. Sokol is the son of Si Sokol and the nephew of Saul Sokol.

         Daniel D. Harkins is a private investor. Prior to 1987, Mr. Harkins was the owner and President of Ace Beverage Distributing Company. From 1973 to 1978, he served as General Sales Manager and International Sales Manager for several divisions of Ashland Chemical Company. From 1978 to 1980, he served as a consultant for A. T. Kearney Inc., a management consulting firm.

         Saul Sokol is the owner of Sokol Insurance Agency. He is a chartered life underwriter (CLU) and a chartered property/casualty insurance underwriter
(CPCU). He is the past President of the Columbus Life Underwriter's Association and the Columbus Chapter of Chartered Property/Casualty Underwriters. Mr. Sokol is a member of several local, state and national insurance associations. In addition, he has published a book for consumers dealing with insurance. Mr. Sokol is the brother of Si Sokol and the uncle of John S. Sokol.

         William S. Sheley has served as Senior Vice President of Marketing since January 2001 for Bank One Retail Group where from 1999 to 2001, he served as Chief Technology Officer. From 1996 to 1999, Mr. Sheley was Vice President and Division Manager of Bank One's Transaction Processing Services Group. From 1986 to 1996, he was a Senior Manager within the financial services industry team at Anderson Consulting. He holds B.S and M.B.A. degrees in Finance and Computer Science from Purdue University.

         Matthew D. Walter has served as Managing Partner of Talisman Capital Partners, LLC, an investment partnership that makes private investments in established operating companies, since 2000. He has served as President of Talisman Capital Partners, LLC since 1999. Mr. Walter has also served as the Chief Executive Officer of Bound Tree Medical, LLC, a supplier of medical equipment and supplies to the emergency care market, since 2000. From 1995 to 2000, Mr. Walter was an executive with Cardinal Health, Inc., where he had responsibility for Cardinal's pharmaceutical packaging subsidiary with annual revenues in excess of $1.3 billion. Mr. Walter serves on the Board of Trustees of the Columbus Academy and I Know I Can. He is a graduate of Williams College with a degree in Economics and holds an M.B.A. from The Wharton School at the University of Pennsylvania.

 BOARD AND COMMITTEE MEETINGS

         The Board of Directors held five meetings during the 2001 fiscal year. Except for William S. Sheley, each of the directors attended at least 75% or more of the total number of meetings of the Board of Directors and of the committees on which he served during the 2001 fiscal year. The Board does not have a Nominating Committee. The full Board selects the nominees for directors.

         In October 1982, the Board of Directors established an Executive Committee. The Executive Committee has, to the extent permitted by law, all of the powers and duties of the Board of Directors. Si Sokol, Daniel D. Harkins and Saul Sokol currently serve as members of the Executive Committee. The Executive Committee did not meet during the 2001 fiscal year but did take action by written consent on one occasion.

         In November 1992, the Company established an Audit Committee. The Audit Committee recommends the annual appointment of the Company's independent auditors, with whom the Audit Committee reviews the scope of the audit and nonaudit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacy of the Company's internal control procedures. Daniel D. Harkins, William S. Sheley and Matthew D. Walter currently serve as members of the Audit Committee. John S. Sokol served as a member of the Audit Committee from November 20, 1992 until May 30, 2001. Currently, no member of the Audit Committee is an employee of the Company. The Audit Committee acts pursuant to the Audit Committee Charter that was adopted by the Board of Directors on May 1, 2000. Each of the members of the Audit Committee qualifies as an independent director under the current listing standards of the National Association of Securities Dealers. The Audit Committee's report relating to the 2001 fiscal year appears on page 21. The Audit Committee held five meetings during the 2001 fiscal year.

         In June 1994, the Company established a Stock Option Committee to administer the Bancinsurance Corporation 1994 Stock Option Plan (the "1994 Stock Option Plan"). The Stock Option Committee consisted solely of directors who are not, and have never been, employees of, or paid consultants or advisors to, the Company. The Stock Option Committee did not meet during the 2001 fiscal year but did take action by written consent on one occasion. The members of the Stock Option Committee during the 2001 fiscal year were Matthew D. Walter, Daniel D. Harkins and William S. Sheley. On March 13, 2002 the Board approved a resolution to reorganize the Stock Option Committee to (i) expand the duties and scope of the authority of the Stock Option Committee and (ii) rename the Stock Option Committee as the Compensation Committee. In connection with such reorganization of the Stock Option Committee, the Board removed each then current member of the Stock Option Committee and appointed Daniel D. Harkins, Matthew D. Walter and William S. Sheley as members of the Compensation Committee. The Compensation Committee is authorized to (i) administer the Company's 1984 Stock Option Plan, 1994 Stock Option Plan and the proposed 2002 Stock Incentive Plan; (ii) review, consider and act upon and determine all matters concerning salary and other compensation and benefits for the Executive

Officers; and (iii) review, consider and make recommendations to the Board of Directors concerning executive officer organizational issues and succession plans.

 COMPENSATION OF DIRECTORS

         As payment for serving on the Board of Directors and any of its committees, each non-employee director receives a $1,000 retainer plus $500 for each Board meeting attended and $500 for each committee meeting attended. In addition, under the 1994 Stock Option Plan, each non-employee director automatically receives an option to purchase 2,000 Common Shares on the first business day after each annual meeting of shareholders. Such options are not exercisable until one year after the date of grant and terminate on the earlier of the tenth anniversary of the date of grant or three months following the date the director ceases to be a director of the Company or becomes disabled or dies. Employee directors receive no additional compensation from the Company or Ohio Indemnity for serving as directors. Each director of the Company also serves as a director of Ohio Indemnity and receives no additional compensation therefor.

                                 PROPOSAL NO. 2
                           INDEPENDENT PUBLIC AUDITORS

         Upon the recommendation of the Audit Committee, the Company has appointed Ernst & Young LLP as its auditors for 2002. Ernst & Young LLP has served as auditors for the Company since 2000. A representative of the auditors will be present at the Annual Meeting and will be available to answer questions. The representative will have the opportunity to make a statement at the Annual Meeting.

         The affirmative vote of the holders of a majority of the Common Shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2002. In the event that the shareholders do not ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2002, the Board will consider other independent auditors upon the recommendation of the Audit Committee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2002.

                                 PROPOSAL NO. 3
                    APPROVAL OF THE 2002 STOCK INCENTIVE PLAN

                                     GENERAL

         On March 13, 2002, the Board of Directors adopted, subject to shareholder approval, the Bancinsurance Corporation 2002 Stock Incentive Plan (the "2002 Stock Plan") for employees of the Company and its subsidiaries and non-employee directors of the Company and its subsidiaries (collectively, "Participants"). The Board of Directors believes that approval of the 2002 Stock Plan will foster and promote the Company's long-term financial success, increase shareholder value by providing participants in the 2002 Stock Plan with an opportunity to acquire or increase an ownership interest in the Company, and attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the success of the Company is largely dependent. The 2002 Stock Plan authorizes the granting of (i) incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) non-qualified stock options ("NQSOs"), (iii) stock appreciation rights ("SARs") and (iv) restricted shares. In addition, each non-employee director will have the opportunity to elect to receive all or a portion of his or her annual retainer fees in stock units ("Director Stock Units"). In the following discussion, ISOs, NQSOs, SARs, restricted shares and Director Stock Units are referred to as "Awards."

         Subject to adjustment as discussed below, there will be 600,000 Common Shares available for issuance under the 2002 Stock Plan. The Company estimates that this number will satisfy its stock-based compensation needs for the next five years.

         The Company also maintains the 1984 Stock Option Plan and the 1994 Stock Option Plan, both of which will remain in effect. Although the 1984 Stock Option Plan is still maintained by the Company, no further options may be granted under it. There are, however, options outstanding covering 40,000 Common Shares. As of April 10, 2002, options covering 284,500 Common Shares remained outstanding under the 1994 Stock Option Plan and 119,000 Common Shares were available for future grants. These Common Shares will continue to be available for future grants even if the shareholders approve the 2002 Stock Plan.

         Common Shares subject to the 2002 Stock Plan may either be authorized but unissued Common Shares or Common Shares held in treasury. If any Award (other than restricted shares) granted under the 2002 Stock Plan is cancelled, terminated, forfeited or otherwise settled without the payment of cash or the issuance of any Common Shares, such Common Shares may be the subject of future Awards under the 2002 Stock Plan.

         As of the date of this proxy statement, except in respect of Director Stock Units which may be elected by non-employee directors of the Company (currently four individuals) for their annual retainer fees, no determination has been made regarding the identity of the Participants to whom Awards may be granted under the 2002 Stock Plan or the kinds of Awards or numbers of Common Shares to be subject to Awards that will be granted to such Participants. The Company estimates that approximately 59 employees of the Company and its subsidiaries will be eligible to be granted Awards under the 2002 Stock Plan, including the executive officers named in the Summary Compensation Table, as well as the non-employee directors of the Company and its subsidiaries. The table included under "Option Grants in Last Fiscal Year" at page 16 shows the options granted to the named executive officers during the 2001 fiscal year. During the 2001 fiscal year, options covering an aggregate of 30,000 Common Shares were granted to all current executive officers of the Company, options covering an aggregate of 41,000 Common Shares were granted to all employees, including all current officers who are not executive officers of the Company, and an option covering 2,000 Common Shares was granted to each of the four non-employee directors of the Company. Because the granting of Awards under the 2002 Stock Plan (other than Director Stock Units) will be made by the Compensation Committee of the Board of Directors or, in the case of Awards to non-employee directors, the full Board, based on a subjective determination of the relative current and future contribution that each Participant has made or may make to the long-term welfare of the Company, past grants may not be reflective of future grants of Awards under the 2002 Stock Plan.

         The following is a brief summary of the material features of the 2002 Stock Plan. This summary is qualified in its entirety by reference to the full text of the 2002 Stock Plan, a copy of which is included herewith as Appendix I and made a part hereof.

SUMMARY OF OPERATION OF THE 2002 STOCK PLAN

Administration

         The 2002 Stock Plan will be administered by a committee. The committee will be the Compensation Committee of the Board of Directors or, in the case of Awards to non-employee directors, the full Board. The applicable committee has the authority to determine, among other things, the Participants to whom Awards will be granted under the 2002 Stock Plan, the time or times of the grant, the number of Common Shares subject to each Award and the terms and conditions of each Award. The Compensation Committee consists of not less than three members of the Board of Directors of the Company (i) who are "outside directors" within the meaning of Section 162(m) of the Code and the regulations and rulings thereunder; (ii) who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934; and (iii) none of whom receive payment from the Company in any capacity other than as a director.

Options

         Both ISOs and NQSOs (together, "Options") may be granted under the 2002 Stock Plan. ISOs may be granted for terms of up to, but not exceeding, ten years from the date of grant. In the discretion of the applicable committee, NQSOs may be granted for terms in excess of ten years as specified in the Participant's Award agreement. Any ISO which is granted to an individual who, on the effective date of the grant, owns of record and beneficially more than 10% of the total combined voting power of all classes of stock of the Company then outstanding and entitled to vote, will not be exercisable more than five years after it is granted. No person may be granted ISOs under the 2002 Stock Plan if it would cause the aggregate fair market value (determined as of the date an ISO is granted) of the Common Shares with respect to which all ISOs held by such person are exercisable for the first time during any calendar year, under the 2002 Stock Plan and all other stock option plans maintained by the Company, to exceed $100,000. In addition, during the period in which the 2002 Stock Plan remains in effect, no person may, in one year, be granted Options or SARs under the 2002 Stock Plan covering more than 100,000 Common Shares, subject to adjustments upon changes in capitalization. ISOs may only be granted to employees of the Company.

Option Exercise Price

         The exercise price of each Option will be determined by the applicable committee and may not be less than the fair market value of a Common Share on the grant date. For purposes of the 2002 Stock Plan, the fair market value of the Company's common shares on a particular date will be the closing sale price of the Common Shares as shown on the NASDAQ National Market System on that date. On April 10, 2002, the fair market value of the Company's Common Shares was $4.80. However, in the case of any ISO granted to an individual who, on the grant date, owns of record and beneficially more than 10% of the total combined voting power of all classes of stock of the Company then outstanding and entitled to vote, the exercise price per share must be at least 110% of the fair market value of a Common Share on the grant date of the ISO.

Payment of Option Exercise Price

         Payment of the exercise price of an Option may be made in cash or by check and, if permitted by the applicable committee, by delivery of Common Shares already owned for at least six months and having a fair market value equal to the exercise price of the Option, or a combination of Common Shares and cash or check, equal in the aggregate to the exercise price for the Common Shares being purchased. Each Option and other Award will provide for appropriate arrangements for the satisfaction of all tax withholding requirements applicable to the Award, exercise or cancellation of the Award or purchase of Common Shares. If the Participant has not paid to the Company any required taxes, then the Company may withhold from the value of the Awards any amount required to comply with applicable tax withholding laws. If permitted by the applicable committee, a Participant may elect to satisfy applicable withholding obligations by having Common Shares otherwise issuable under the 2002 Stock Plan withheld by the Company or delivering already owned Common Shares.

Stock Appreciation Rights

         The applicable committee may, in its discretion, grant an SAR to a Participant either alone or in tandem with any Option granted under the 2002 Stock Plan. An SAR granted in tandem with an Option may be granted at the time the Option is granted or at a later date with respect to an existing Option. In the event of the exercise of an SAR granted in tandem with an Option, the Option to which the SAR relates (or the corresponding portion thereof) will be forfeited upon payment of the SAR so exercised. The exercise price of an SAR granted in tandem with an Option may not be less than the exercise price of the related Option. A tandem SAR related to an ISO may only be exercised if the fair market value of the Common Shares subject to the ISO is greater than the exercise price of the ISO. The value of the payout of such a tandem SAR may not be more than 100% of the difference between the exercise price of the ISO and the fair market value of the Common Shares subject to the ISO on the exercise date. An SAR granted in tandem with an Option will expire, unless previously exercised, no later than the expiration of the related Option. SARs may also be issued on a stand-alone basis subject to the terms specified in the Award agreement. Stand-alone SARs are not tied to a specific Option, and the exercise of a stand-alone SAR does not result in the forfeiture of any Options. The exercise price of a stand-alone SAR may not be less than 100% of the fair market value of the Company's Common Shares on the grant date. The applicable committee may provide for the payment of an SAR in cash or in Common Shares valued at fair market value as of the date of exercise, or in any combination thereof.

Restricted Shares

         Restricted share Awards consist of Common Shares transferred to eligible Participants, without other payment therefor (other than the payment of the par value of such Common Shares if required by applicable law), as additional compensation for the services to the Company or one of its subsidiaries. Restricted share Awards will be subject to such terms and conditions as the applicable committee determines, including, without limitation, restrictions on the sale, transfer, pledge, assignment, alienation or hypothecation of such Common Shares and rights of the Company to acquire such restricted shares upon termination of service to the Company and its subsidiaries. The applicable committee may place objective restrictions on the restricted shares and establish conditions that must be met before those restrictions are released (e.g., conditions related to Company-wide, divisional or individual performance or growth in earnings per share, revenues or profits) and the related period over which the conditions must be met. Any performance-related restrictions must be established before 25% of the related restriction period has expired.

         Subject to such other restrictions as are imposed by the applicable committee, the Common Shares covered by a restricted share Award may either be held by the Company in escrow during the restricted period (together with any dividends or other distributions made with respect to the escrowed restricted shares) or issued to the recipient with a legend evidencing the applicable restrictions. Unless the Award agreement provides otherwise, the recipient of restricted shares will be entitled to exercise the voting rights associated with the restricted shares and receive dividends and other distributions paid in respect of the restricted shares. Dividends or other distributions paid in Common Shares will be subject to the same restrictions on transferability and forfeitability as the restricted shares in respect of which they were issued.

Exercise of Awards; Expiration and Termination

         Except as otherwise discussed below or specified in the applicable Award agreement (other than an Award agreement relating to an ISO), exercisable Awards must generally be exercised before the earlier of the date of termination of service or the fixed expiration date. In the event of the death or disability (as such term is defined in the 2002 Stock Plan) of a Participant while in service to the Company, each of the Participant's unexercised Awards will expire on the earlier of (i) the fixed expiration date or (ii) twelve months after the date of termination due to death or disability.

         If the Company enters into a plan or agreement that results in the merger or consolidation of the Company (other than a merger or consolidation to effect a reincorporation of the Company under the laws of another jurisdiction) or the reclassification of Common Shares or the exchange of Common Shares for the securities of another entity (other than a subsidiary of the Company) that has acquired the Company's assets or which is in control of an entity that has acquired the Company's assets and the terms of that plan or agreement are binding on all holders of Common Shares (except to the extent that dissenting shareholders are entitled to relief under applicable law), all outstanding Awards will become fully exercisable, all restrictions will lapse and each affected Participant will receive, upon payment of the exercise price, if applicable, securities or cash, or both, equal to those the Participant would have been entitled to receive under the plan or agreement if the Participant had already exercised the Award.

         A Participant's unexercised Awards will be forfeited if (i) without the applicable committee's consent, the Participant serves as an officer, director or employee of any proprietorship, partnership or corporation, or the owner of a business, or a member of a partnership, which conducts business in competition with the Company or one of its subsidiaries or renders any service (including business consulting) to competitors with any business of the Company or one of its subsidiaries, (ii) refuses, if so requested by the Company, to consult with, supply information to, or otherwise cooperate with the Company or (iii) deliberately engages in any action which the applicable committee determines has caused substantial harm to the Company's interests.

Limitations on Transfer of Awards

         With the permission of the applicable committee, a Participant who has been granted an Award under the 2002 Stock Plan may transfer such Award (other than an ISO) to a revocable inter vivos trust as to which the Participant is the settlor or may transfer such Award to a "Permissible Transferee." A

Permissible Transferee is any member of the immediate family of the Participant, any trust, whether revocable or irrevocable, established solely for the benefit of members of the Participant's immediate family, or any partnership or limited liability company whose only partners or members are members of the Participant's immediate family. Any such transferee of an Award will remain subject to all of the terms and conditions applicable to such Award and the rules and regulations prescribed by the applicable committee. An Award may not be retransferred by a Permissible Transferee except to another Permissible Transferee under the same terms and conditions. Other than as described above, an Award may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Participant to whom granted, may be exercised only by the Participant or the Participant's guardian or legal representative.

Adjustments Upon Changes in Capitalization

         The number of Common Shares available for Awards under the 2002 Stock Plan and subject to outstanding Awards as well as any share-based limits imposed under the 2002 Stock Plan will be adjusted upward or downward by the applicable committee, as the case may be, in the event of any merger, consolidation, recapitalization, spin-off, combination of shares, stock dividend or other similar transaction affecting Common Shares of the Company. The respective prices and/or limitations applicable to outstanding Awards will also be appropriately adjusted.

Director Stock Units

         Each non-employee director will have the opportunity to elect to receive all or a portion (in 25% increments) of the non-employee director's annual retainer fees (annual retainer and committee fees) in Director Stock Units. Elections are to be made on an annual basis, at least two weeks in advance of the first meeting of the Board of Directors during the fiscal year for which the annual retainer fees are to be paid. If no election is made for an annual period, the applicable non-employee director's annual retainer fees will be paid consistent with the Company's then regular procedures and policies for paying annual retainer fees.

         If a non-employee director elects to receive Director Stock Units instead of all or a portion of the non-employee director's annual retainer fees, the non-employee director will receive a number of Director Stock Units (including fractional Director Stock Units) equal to the amount of the annual retainer fees that such non-employee director has elected to receive in Director Stock Units divided by the fair market value of the Common Shares on the date that the deferred annual retainer fees would have been paid had the election not been made.

         All payments in respect of Director Stock Units will be settled as soon as practicable after the earlier of the non-employee director's cessation of service on the Board of Directors or the date specified on the non-employee director's election form. However, if a non-employee director has so elected on the appropriate form at least one year before payment of the value of the Director Stock Units begins, that payment may be made over a period of up to ten years. On their election forms, the non-employee directors will elect the form in which their Director Stock Units will be settled (cash or Common Shares). If settlement is to be made in cash, the amount of the distribution will be determined based on the fair market value of the Common Shares on the most recent trading date preceding the settlement date. Upon the death of a non-employee director, the value of any unpaid Director Stock Units will be paid in a lump sum in cash to the appropriate beneficiary. If settlement is to be made in Common Shares, the number of Common Shares to be distributed will be equal to the number of Director Stock Units held for the applicable non-employee director's account under the 2002 Stock Plan.

Amendment and Termination

         The Board of Directors of the Company or the Compensation Committee may terminate, amend or suspend the 2002 Stock Plan in whole or in part. However, the 2002 Stock Plan may not be amended without shareholder approval if such shareholder approval is required to satisfy (i) the requirements of Rule 16b-3 under the Exchange Act; (ii) applicable requirements of the Code; or (iii) applicable requirements of any securities exchange, market or other quotation system on or through which the Company's securities are listed or traded. In addition, no amendment may result in the loss of a Compensation Committee member's status as a "non-employee director" or, without the consent of the Participant, adversely affect any Award issued before the termination, amendment or suspension.

         The 2002 Stock Plan will expire by its terms on March 12, 2012.

Buy Out of Awards

         In its discretion, the applicable committee may, at any time and without the consent of a Participant, cancel any or all outstanding Awards by giving written notice to the Participant of the intent to buy out the Award. In the event of such a buy out, the Company will pay to the Participant the difference between the fair market value of each Award (or portion thereof) to be cancelled and the exercise price associated with the cancelled Award. However, unless otherwise specified in the Award agreement, no payment will be made with respect to any Awards that are not exercisable when cancelled in connection with a buy out. Payment of the buy out amount may be made in cash, Common Shares or a combination thereof, at the applicable committee's option.

FEDERAL INCOME TAX CONSEQUENCES

Incentive Stock Options

         A Participant does not realize income on the grant of an ISO. If a Participant exercises an ISO in accordance with the terms of the ISO and does not dispose of the Common Shares acquired within two years from the date of the grant of the ISO or within one year from the date of exercise, the Participant will not realize any ordinary income by reason of the exercise and neither the Company nor its subsidiaries will be allowed a deduction by reason of the grant or exercise. The Participant's basis in the Common Shares acquired upon exercise will be the amount paid upon exercise. (See the discussion below for the tax consequences of the exercise of an Option by payment with Common Shares already owned by the Participant and taxes imposed on tax preference items). Provided the Participant holds the Common Shares as a capital asset at the time of sale or other disposition of the Common Shares, the gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of gain or loss will be the difference between the amount realized on the disposition of the Common Shares and the Participant's basis in the Common Shares. If a Participant disposes of the Common Shares within two years from the date of grant of an ISO or within one year from the date of exercise (an "Early Disposition"), the Participant will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (i) the amount realized on the disposition or (ii) the fair market value of the Common Shares on the date of exercise, over the Participant's basis in the Common Shares. Also in this case, the Company or one of its subsidiaries will be entitled to a deduction in an amount equal to the income realized by the Participant. If the Participant holds the Common Shares as a capital asset at the time of disposition, the excess, if any, of the amount realized on disposition of such Common Shares over the fair market value of the Common Shares on the date of exercise will be long- or short-term capital gain, depending upon the holding period of the Common Shares.

         If a Participant disposes of such Common Shares for less than his or her basis in the Common Shares, the difference between the amount realized and such basis will be a long-term or short-term capital loss, depending upon the holding period of the Common Shares, provided the Participant holds the Common Shares as a capital asset at the time of disposition. The excess of the fair market value of the Common Shares at the time the ISO is exercised over the exercise price for the Common Shares is treated as a "tax preference" item (as such term is used in the Code) and may be subject to an alternative minimum tax, unless the Participant makes an Early Disposition of such Common Shares.

Non-Qualified Stock Options

         NQSOs do not receive the special tax treatment afforded to ISOs under the Code. Although a Participant does not recognize income at the time of the grant of an NQSO, he or she recognizes ordinary income upon the exercise of the NQSO in an amount equal to the difference between the fair market value of the Common Shares on the date of exercise of the NQSO and the amount paid for the Common Shares. The Company or one of its subsidiaries will be entitled to a corresponding deduction.

         The excess of the fair market value of the Common Shares on the date of exercise of an NQSO over the exercise price is not treated as a "tax preference" item (as such term is used in the Code) and is not subject to an alternative minimum tax.

Restricted Share Awards

         A Participant who is granted a restricted share award will not be taxed upon the acquisition of such Common Shares so long as the interest in such Common Shares is subject to a substantial risk of forfeiture. Upon lapse or release of the restrictions, the Participant will be taxed at ordinary income tax rates on an amount equal to either the current fair market value of the Common Shares (in the case of lapse or termination) or the sale price (in the case of an immediate sale of the underlying Common Shares), less any consideration paid for the Common Shares. The Company or one of its subsidiaries will be entitled to a corresponding deduction. The basis of restricted shares held after lapse or termination of restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition, any further gain or loss will be long-term or short-term capital gain or loss, depending upon the length of time the Common Shares are held.

Payment in Common Shares

         If a Participant exercises an Option by surrendering Common Shares already owned by the Participant ("Old Shares"), the following rules apply:

         1. To the extent the number of Common Shares acquired ("New Shares") exceeds the number of Old Shares exchanged, the Participant will recognize ordinary income on the receipt of such additional Common Shares (provided the Option is not an ISO) in an amount equal to the fair market value of such additional Common Shares less any amount paid for them and the Company or one of its subsidiaries will be entitled to a deduction in an amount equal to the income recognized. The basis of such additional Common Shares will be equal to the fair market value of such Common Shares (or, in the case of an ISO, the amount, if any, paid for additional Common Shares) on the date of exercise, and the holding period for such additional Common Shares will commence on the date the Option is exercised.

         2. Except as provided below, to the extent the number of New Shares acquired does not exceed the number of Old Shares exchanged, no gain or loss will be recognized on such exchange, the basis of the New Shares received will be equal to the basis of the Old Shares surrendered, and the holding period of the New Shares received will include the holding period of the Old Shares surrendered. However, if the Participant exercises an ISO by surrendering Old Shares which were acquired through the exercise of an ISO and if the surrender occurs prior to the expiration of the holding period applicable to ISOs, the surrender will be deemed to be an Early Disposition of the Old Shares. The federal income tax consequences of an Early Disposition are discussed above.

         3. If the Old Shares surrendered were acquired by the Participant by exercise of an ISO, then the exchange will not constitute an Early Disposition of the Old Shares unless the Option being exercised is an ISO and the holding period applicable to an ISO has not been met at the time of the surrender.

Stock Appreciation Rights

         Although the recipient of an SAR does not recognize income at the time the SAR is granted, in the year the SAR is exercised, he or she recognizes ordinary income in an amount equal to the cash and the fair market value of the property received. The Company or one of its subsidiaries will be entitled to deduct as compensation an amount equal to the income recognized by the recipient, and such deduction will be claimed in the Company's or subsidiary's taxable year in which the SAR is exercised. If an SAR is paid in Common Shares, the recipient's basis will be equal to the fair market value of the Common Shares when received, and the holding period will begin on that date.

Director Stock Units

         If a non-employee director elects to receive all or a portion of his or her annual retainer fees in Director Stock Units, the portion of the fee attributable to such Director Stock Units will not be recognized as income in the year that the annual retainer fees would have otherwise been paid to the non-employee director. At the time that the non-employee director receives a distribution of the Director Stock Units, either in cash or in Common Shares, the non-employee director will recognize ordinary income equal to the value of the distribution. If a non-employee director receives the distribution in Common Shares, the amount that the non-employee director will recognize as ordinary income will equal the then fair market value of the Common Shares multiplied by the number of Common Shares received; no part of this value will be taxed as capital gains, although appreciation in the value of the Common Shares occurring after their distribution may be taxed as capital gains. If a non-employee director receives the distribution in cash, the amount that the non-employee director will recognize as ordinary income will equal the then fair market value of the Common Shares multiplied by the number of Director Stock Units being liquidated.

         The Company is not entitled to a tax deduction at the time that a non-employee director elects to receive a portion of the non-employee director's annual retainer fees in Director Stock Units. The Company will receive a tax deduction at the time that the non-employee director receives a distribution of such Director Stock Units. The amount of the Company's deduction will be equal to the amount of income that the non-employee director recognizes upon receipt of the distribution.

Taxation of Long-Term Capital Gains

         For capital assets held for more than 12 months, the maximum rate of tax on net capital gains is 20%. A 10% rate applies to taxpayers in the 15% ordinary income tax bracket. Gains on capital assets held for more than five years are subject to a reduced rate. The 20% and 10% rates discussed above are reduced to 18% and 8%, respectively, in such case.

         The foregoing is a summary of the federal income tax consequences to the Participants in the 2002 Stock Plan and to the Company, based upon current income tax laws, regulations and rulings.

Other Matters

         The 2002 Stock Plan is intended to comply with Section 162(m) of the Code with respect to Awards granted thereunder. Section 162(m) prohibits a publicly-held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year (collectively, the "Section 162(m) Officers"). The $1 million compensation deduction limitation does not apply to "performance-based compensation." The final regulations issued by the Internal Revenue Service under Section 162(m) (the "IRS Regulations") set forth a number of provisions which compensatory plans must contain if the compensation paid thereunder is to qualify as "performance-based" for purposes of Section 162(m).

         The 2002 Stock Plan is intended to satisfy the requirements of the IRS Regulations with respect to Awards granted to Participants thereunder. The Company is seeking shareholder approval of the 2002 Stock Plan in a good faith effort to qualify compensation received thereunder as a result of Awards granted under the 2002 Stock Plan as "performance-based" for purposes of Section 162(m). If such shareholder approval is not obtained, the 2002 Stock Plan and any Awards previously granted thereunder will be null and void.

RECOMMENDATION AND VOTE

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE BANCINSURANCE CORPORATION 2002 STOCK INCENTIVE PLAN.

         The affirmative vote of the holders of a majority of the Company's Common Shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting is required to approve the Bancinsurance Corporation 2002 Stock Incentive Plan. Abstentions and broker non-votes will have the same effect as a "NO" vote.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth the beneficial ownership of Common Shares as of March 31, 2002 (except as otherwise noted) by: (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Shares; (ii) each of the Company's directors and nominees for director and the executive officers named in the Summary Compensation Table; and
(iii) the directors and executive officers as a group.

      Name                                        Number of Common       Percent
 of Beneficial                                   Shares Beneficially       of
      Owner                                           Owned(1)          Class(2)
------------                                   ---------------------    --------
 Si Sokol                                           2,954,001(3,6)       50.84%
 Chairman and Chief Executive Officer

 Barbara K. Sokol                                   2,954,001(3)         50.84%

 John S. Sokol                                        121,252(3,4,6)      2.07%
 Director and President

 Daniel D. Harkins                                     64,825(6)          1.12%
 Director

 Saul Sokol                                           293,012(5,6)        5.06%
 Director

 William S. Sheley                                      2,000(6)            (7)
 Director

 Matthew D. Walter                                     27,000(6)            (7)
 Director

 Daniel J. Stephan                                      7,000(6)            (7)
 Vice President of Marketing of Ohio Indemnity

 Stephen J. Toth                                       27,000(6)            (7)
 Vice President of Operations of Ohio Indemnity

 Sally J. Cress                                        75,850(6)          1.31%
 Treasurer and Secretary

 Milton O. Lustnauer, Sr. and Family                  369,608(8)          6.41%
 250 East Broad Street, Tenth Floor
 Columbus, Ohio 43215

 All directors, nominees and
 executive officers as a group(10 persons)          3,572,940            59.73%

----------
(1) Except as otherwise noted, the beneficial owners have sole voting and investment power over the Common Shares shown.

(2) Calculated on the basis of the number of outstanding Common Shares as of March 31, 2002 plus the number of Common Shares a person has the right to acquire upon exercise of options exercisable within 60 days of March 31, 2002.

(3)      Si Sokol owns of record 599,976 Common Shares.

         Barbara K. Sokol, Si Sokol's wife, owns of record 1,568,192 Common Shares. As trustee of trusts for the benefit of her three children (John S. Sokol (248,611 Common Shares), James K. Sokol (248,611 Common Shares) and Carla A. Sokol (248,611 Common Shares)), Mrs. Sokol beneficially owns 745,833 Common Shares. As trustee, she is empowered to exercise all rights with regard to such Common Shares. The rules and regulations of the Securities and Exchange Commission (the "Commission") require that Common Shares owned by Mr. and Mrs. Sokol be aggregated for purposes of this disclosure; however, Mr. and Mrs. Sokol each disclaim beneficial ownership of Common Shares owned by the other.

(4) Of such Common Shares, John S. Sokol owns of record or through a broker 32,130 Common Shares and 2,100 Common Shares are owned by his wife as to which he disclaims beneficial ownership. In addition, as custodian for his minor child, he beneficially owns 6,022 Common Shares.

(5) Saul Sokol and his wife, Phyllis D. Sokol, are co-trustees of The Saul Sokol and Phyllis D. Sokol Family Trust, which trust holds 277,012 Common Shares and is for the benefit of their children. As trustees, Mr. and Mrs. Sokol are each empowered to exercise all rights with regard to such Common Shares, revoke the trust and amend the trust.

(6)      Includes 40,000, 81,000, 16,000, 16,000, 2,000, 2,000, 7,000, 19,500,
         and 27,000 Common Shares that underlie options exercisable within 60 days of March 31, 2002 held by Si Sokol, John S. Sokol, Daniel D. Harkins, Saul Sokol, William S. Sheley, Matthew D. Walter, Daniel J. Stephan, Stephen J. Toth and Sally J. Cress, respectively.

(7)      Represents ownership of less than 1% of the outstanding Common Shares.

(8) Based on information set forth in a Schedule 13G dated January 31, 2002, which was filed by certain members of the Milton O. Lustnauer, Sr. family to report beneficial ownership of Common Shares as of December 31, 2001. 311,278 of such Common Shares are held by the Milton
         O. Lustnauer Living Trust. Milton O. Lustnauer, Sr. is the settlor of such trust and has the authority to revoke the trust. Milton O. Lustnauer, Jr. is the trustee of such trust and is empowered to exercise all rights with regard to such Common Shares, revoke the trust and amend the trust. Milton O. Lustnauer, Sr. also owns of record and beneficially 58,330 Common Shares.

         The address of Si Sokol, Barbara K. Sokol, Saul Sokol and Milton O. Lustnauer, Sr. is 250 East Broad Street, Tenth Floor, Columbus, Ohio 43215.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board and, in the case of Daniel J. Stephan, pursuant to an employment agreement. In addition to Si Sokol, Chairman of the Board and Chief Executive Officer, and John S. Sokol, President, the following persons are executive officers of the Company.

         Daniel J. Stephan, age 41, has served as Vice President of Marketing for Ohio Indemnity since May 2000. Mr. Stephan directs sales and marketing of insurance products and services for banks and lender/dealers. From 1999 to 2000, he owned and operated Promark Specialty Insurance, an independent insurance agency and consulting firm. From 1997 to 1999, he served as the General Manager of the Lender Products Division of Markel American Insurance Company. From 1993 to 1997, he served as the Product Manager for Progressive Corporation where he directed sales and marketing for insurance products and services.

         Stephen J. Toth, age 38, has served as Vice President of Operations of Ohio Indemnity since 1999. He joined Ohio Indemnity in 1989 and served as Assistant Vice President of Ohio Indemnity from 1991 to 1998 and as Administrator of Ohio Indemnity's Bonded Service program from 1989 to 1991. From 1986 to 1989, he was employed by the Rockwood Insurance Group. Mr. Toth began his employment with Rockwood Holding Company as a Management Trainee-Operations Department and was promoted to Accountant III in 1987 and to Accounting/Data Processing Manager for Rockwood Insurance Company of Indiana and Secretary and a Director of National Compensation Control Systems, Inc., Rockwood's unemployment cost control subsidiary, in 1988.

         Stephen G. Wolf, age 49, has served as President of American Legal Publishing since 1984. American Legal Publishing was acquired by the Company as a wholly-owned subsidiary in February, 2000. Mr. Wolf has a B.B.A. in Management from the University of Cincinnati, and a J.D. from the University of Cincinnati College of Law. Mr. Wolf has a variety of experience in local government and has been an elected local government official for 20 years, having served as Councilman and Mayor of the City of Mount Healthy, Ohio. Currently, he serves as City Attorney for the City of Mount Healthy. He is a frequent speaker on aspects of local government and municipal law.

         Sally J. Cress, age 46, has served as the Treasurer and Secretary of the Company and Ohio Indemnity since March 1985. She also serves as a Director of Ohio Indemnity.

                             EXECUTIVE COMPENSATION

 SUMMARY COMPENSATION TABLE The following table sets forth the compensation paid or accrued by the Company and its principal subsidiaries to or for (i) the Company's Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company in fiscal year 2001, for the fiscal years ended December 31, 2001, 2000 and 1999, respectively. Long-Term

                                                    Annual            Compensation
                                                Compensation              Awards
                                           -----------------------     -----------
                                                                       Securities          All Other
 Name and Principal                         Salary        Bonus        Underlying       Compensation
 Position                      Year           ($)           ($)        Options (#)           ($)(1)
 --------                      ----        ---------     ---------     -----------      ---------------
Si Sokol                       2001          301,154       68,250           -                  82,069
   Chairman and                2000          275,000       85,000           -                  81,757
   Chief Executive Officer     1999          250,000      100,000           -                  81,495

John S. Sokol                  2001          208,115       68,250           -                  22,350
   President                   2000          165,000       63,750           -                  20,202
                               1999          130,000       75,000         40,000                8,856

Daniel J. Stephan              2001          124,223       18,955         15,000                5,020
   Vice President of           2000           75,230       11,285         10,000               25,900
   Marketing of Ohio           1999            -             -              -                   -
   Indemnity

Stephen J. Toth                2001           87,638       12,915          5,000                5,552
   Vice President of           2000           81,937       18,700           -                  89,156
   Operations of Ohio          1999           73,846       22,000          5,600               49,339
   Indemnity

Sally J. Cress                 2001           92,330       15,904          5,000                6,648
   Treasurer and Secretary     2000           89,079       18,700           -                   6,603
                               1999           85,812       22,000          5,000                6,289

-------------
(1) With respect to Si Sokol, "All Other Compensation" includes (i) the Company's matching contribution under the Ohio Indemnity Company Employee 401(k) and Profit Sharing Plan (the "401(k) Plan") in the amount of $10,350, $10,038 and $9,776 for the 2001, 2000 and 1999 fiscal years, respectively; (ii) $1,855, $1,576 and $1,339 for the 2001, 2000 and 1999 fiscal years, respectively, for the term portion of the premium for a split dollar life insurance policy for the benefit of Mr. Sokol and his wife; and (iii) $69,864, $70,143 and $70,380 for the 2001, 2000 and 1999 fiscal years, respectively, for the whole life portion of the premium for such split dollar life insurance policy. The aggregate whole life portion of the annual premiums associated with such split dollar life insurance policy are to be repaid in full, upon the second-to-die of Mr. Sokol and his wife.

         With respect to John S. Sokol, "All Other Compensation" includes (i) the Company's matching contribution under the 401(k) Plan in the amount of $10,350, $9,202 and $8,856 for the 2001, 2000 and 1999 fiscal years, respectively; (ii) $480 and $447 for the 2001 and 2000 fiscal years for the term portion of the premium for a split dollar life insurance policy for the benefit of Mr. Sokol; and (iii) $11,520 and $10,553 for the 2001 and 2000 fiscal years, for the whole life portion of the premium for such split dollar life insurance policy. The aggregate whole life portion of the annual premiums associated with such split dollar life insurance policy are to be repaid in full, upon the death, retirement or termination of employment of Mr. Sokol.

         With respect to Daniel J. Stephan, "All Other Compensation" includes the Company's matching contribution under the 401(k) Plan in the amount of $5,020 and $900 for the 2001 and 2000 fiscal years, respectively and for the 2000 fiscal year a $25,000 signing bonus received pursuant to the terms of an employment agreement discussed below.

         With respect to Stephen J. Toth, "All Other Compensation" includes (i) the Company's matching contribution under the 401(k) Plan in the amount of $5,552, $5,406 and $5,589 for the 2001, 2000 and 1999 fiscal years, respectively; (ii) for the 2000 fiscal year, discharge of indebtedness owed by Mr. Toth to the Company in the principal amount of $25,000; and (iii) the purchase of 17,500 and 10,000 Common Shares from Mr. Toth for an aggregate purchase price of $58,750 and $43,750 in the 2000 and 1999 fiscal years, respectively. The Company purchased such Common Shares at the closing market price on the dates of purchase.

         With respect to Sally J. Cress, "All Other Compensation" includes the Company's matching contribution under the 401(k) Plan in the amount of $6,648, $6,603 and $6,289 for the 2001, 2000 and 1999 fiscal years, respectively.

 OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding options granted to the executive officers named in the Summary Compensation Table during the 2001 fiscal year.

                                      Individual Grants
                    ---------------------------------------------------------    Potential Realizable
                                                                                    Value at Assumed
                      Number of                                                     Annual Rates of
                    Securities        % of Total                                      Stock Price
                     Underlying    Options Granted      Exercise                   Appreciation for
                       Options     to Employees in      Price      Expiration       Option Term(2)
Name                 Granted(#)      Fiscal Year       ($/Sh)(1)      Date         5%($)          10%($)
-------------        ----------      -----------       ---------    ---------     ------      -----------

Si Sokol                 -               -                -             -           -              -

John S. Sokol            -               -                -             -           -              -

Daniel J. Stephan     10,000(3)          24.39%          4.38        5-16-11      71,346         113,606
                       5,000(4)          12.20%          4.65        5-29-11      37,872          60,305

Stephen J. Toth        5,000(4)          12.20%          4.65        5-29-11      37,872          60,305

Sally J. Cress         5,000(4)          12.20%          4.65        5-29-11      37,872          60,305

----------

(1) Pursuant to the 1994 Stock Option Plan, the exercise price is the fair market value of the Common Shares on the date of grant (i.e., the closing sales price per share on the Nasdaq National Market on that date).

(2) The dollar amounts in these columns are the product of (a) the difference between (i) the product per share market price on the date of grant and the sum of 1 plus the assumed rate of appreciation (5% and 10%) compounded annually over the term of the option (ten years) and
        (ii) the per share
         exercise price and (b) the number of Common Shares underlying the grant at the end of fiscal year 2001.

(3) These options were granted on May 17, 2001 and vest 20% per year over the first five years.

(4) These options were granted on May 30, 2001 and vest 20% per year over the first five years.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
 VALUES

         The following table sets forth certain information regarding the year-end values of unexercised options held by the executive officers named in the Summary Compensation Table. None of these individuals exercised options during the 2001 fiscal year.

                                     Number of Shares                               Value of
                                        Underlying                                 Unexercised
                                        Unexercised                                 In-the-Money
                                     Options at Fiscal                          Options at Fiscal
                                          Year End (#)                             Year End ($)(2)
                                -------------------------------           ------------------------------
Name                            Exercisable       Unexercisable           Exercisable      Unexercisable
-----------------               -----------       -------------           -----------      -------------
Si Sokol                           40,000            10,000                  8,000            2,000

John S. Sokol                      81,000            29,000                 45,575                0

Daniel J. Stephan                   7,000            18,000                  4,988           11,082

Stephen J. Toth                    19,500             8,000                      0              125

Sally J. Cress                     27,000             8,000                  7,375              125

EMPLOYMENT AGREEMENT

         On May 17, 2000, the Company and Daniel J. Stephan entered into a three year evergreen employment agreement. Under the employment agreement, Mr. Stephan is to receive (i) an annual salary of at least $120,000; (ii) a $25,000 signing bonus (which was paid in 2000); (iii) an annual incentive bonus (equal to 15% to 100% of his then current annual salary); and (iv) five annual grants of options to purchase 10,000 Common Shares. If Mr. Stephan's employment is terminated as a result of his death or "permanent disability" or for "cause" (each as defined in the employment agreement), Mr. Stephan will receive certain severance benefits that may include payment of his then current annual salary and a bonus (capped at 15% of his then current annual salary) and continued group health insurance benefits, each for a period for up to the remainder of the term of the employment agreement, depending on the reason for the termination. Upon the occurrence of a "change of control" (as defined in the employment agreement), Mr. Stephan also has the right to terminate the employment agreement and receive
(i) a lump sum payment equal to 230% of his then current annual salary; (ii) continued group health insurance benefits for a period of 24 months; and (iii) certain other miscellaneous benefits. In addition, in the event of his termination for "cause" or upon a "change in control," all options previously granted to Mr. Stephan will vest, and he will be granted such number of fully vested options to enable him to acquire 50,000 Common Shares in the aggregate (taking into account all options that he then holds).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Executive Committee of the Board of Directors performed the functions of a compensation committee for the Company with respect to the 2001 fiscal year. Si Sokol, Chairman and Chief Executive Officer of the Company, served as a member of the Executive Committee during the 2001 fiscal year. There were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers served on the Executive Committee during the 2001 fiscal year.

EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

         The Board of Directors did not have a compensation committee with respect to the 2001 fiscal year. The Executive Committee performed the functions of a compensation committee. The Executive Committee annually reviews and evaluates the performance of the executive officers and determines the compensation for each executive officer. In general, the Company's philosophy is to attract, motivate and retain qualified key executives, reward individual performance, relate compensation to Company goals and objectives and thereby enhance shareholder value. The Company's compensation program for the 2001 fiscal year included competitive base salaries, annual bonus opportunities, benefits and options under the 1994 Stock Option Plan.

COMPENSATION OF EXECUTIVE OFFICERS

         The Company's policy is to compensate its executives fairly and adequately for the responsibility assumed, for the success achieved and for the effort expended in discharging their responsibilities. Fair and adequate compensation is established after careful review of:

         -        The Company's earnings;
         -        The Company's performance compared to other companies in its industry and of similar size and market area; and
         -        Comparison of what the market demands for compensation of
                  similar situated experienced executives.

         Total compensation takes into consideration a mix of base salary, bonus and options. The particular mix is designed in order to be competitive in seeking to attract competent professionals, retain those professionals and reward extraordinary achievement.

         1.  Base Salary

         The level of base salary for any executive position is not tied to any objective performance formula or standard. However, that is not to say that poor performance may not result in termination. Superior performance is expected of all executive officers.

         To establish the salary to be paid to any executive, the following criteria are evaluated:

         -        Position and responsibility assumed.

         -        Experience of executive.

         -        Comparative studies of peer group compensation.

         - Competitive level of salary to attract and retain qualified and experienced professionals.

2.       Incentive Compensation

         The incentive program is designed to reward executives for their achievements in maximizing individual and Company performance. For 2001, the parameters for the incentive program were based primarily on the Company's performance specifically related to return on shareholders' equity and, to a lesser extent, on achievement of personal objectives, such as implementing new products, developing new policy issuance procedures and maintaining the Company's website.

         Under the 2001 incentive program, each executive position is assigned a percentage of base salary as potential incentive pay. Individual incentives are weighted for financial performance of the Company and personal objectives. At the discretion of the President, a bonus for overachievement is available if one hundred percent of the incentive target has been achieved and additional extraordinary performance has been exhibited and documented. If the Company's return on shareholders' equity is below seven and one-half percent and personal objectives are not achieved, no bonus will be paid under the program.

3.       Stock Options

         In 2001, options were granted under the 1994 Stock Option Plan to Daniel J. Stephan, Stephen J. Toth, Stephen G. Wolf and Sally J. Cress. The determination of future grants will be based on each executive's contributions, performance and perceived ability to impact overall business results.

4.       Perquisites

         Perks such as leased automobiles, club memberships and other extras which the Board may approve from time to time are determined and awarded pursuant to evaluation under the same criteria used to establish the base salary.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Si Sokol became the Company's Chief Executive Officer in December 1980. Since August 2000, Mr. Sokol's annual base salary has been fixed at $300,000. Determination of Mr. Sokol's base salary was primarily based on his experience and previous performance. In 2001, Mr. Sokol earned an incentive plan bonus of $68,250. The bonus was based primarily on: the Company's performance specifically related to return on shareholders' equity and, to a lesser extent, on achievement of personal objectives. The total that could be earned by the Chief Executive Officer for 2001 was capped at thirty five percent of his annual base salary.

Submitted by the Executive Committee of the Board of Directors:

Si Sokol (Chairman)
Daniel D. Harkins
Saul Sokol

PERFORMANCE GRAPH

         The following indexed graph and table indicate the Company's total shareholder return for the five-year period ending December 31, 2001 as compared to the total return for the Nasdaq Stock Market (U.S.) Index and the Standard and Poor's Insurance (Property-Casualty) Index, assuming a common starting point of $100 and reinvestment of dividends. Total return indices are weighted using beginning-period market capitalization for each of the reported time periods.

                                    [GRAPH]


*$100 invested on 12/31/96 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

                                                          Cumulative Total Return
                                       ----------------------------------------------------------
                                         12/96      12/97     12/98     12/99    12/00     12/01

Bancinsurance Corporation                100.00     125.81    138.71    142.26    118.55   134.13
NASDAQ Stock Market (U.S.)               100.00     122.48    172.68    320.89    193.01   153.15
S & P Insurance (Property-Casualty)      100.00     145.47    135.35    100.89    157.14   144.50

REPORT OF THE AUDIT COMMITTEE

GENERAL

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

REVIEW AND DISCUSSION WITH INDEPENDENT ACCOUNTANTS AND AUDITORS

         In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Ernst & Young LLP, the Company's independent auditors, a formal written statement describing all relationships between Ernst & Young LLP and the Company that might bear on Ernst & Young LLP's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Ernst & Young LLP any relationships or services that may impact the objectivity and independence of Ernst & Young LLP and satisfied itself as to Ernst & Young LLP's independence. The Audit Committee also discussed with management and Ernst & Young LLP the adequacy and effectiveness of the Company's internal accounting and financial controls. In addition, the Audit Committee discussed and reviewed with Ernst & Young LLP all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and, with and without management present, discussed and reviewed the results of Ernst & Young LLP's examination of the financial statements.

REVIEW WITH MANAGEMENT

         The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2001 with management. Management has the responsibility for the preparation of the Company's consolidated financial statements and Ernst & Young LLP has the responsibility for the audit of those statements.

AUDIT FEES

         The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company's annual consolidated financial statements for the 2001 fiscal year and the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2001 fiscal year (collectively, the "Audit Services") were $121,087.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Ernst & Young LLP did not render any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR 210.2-01(c)(4)(ii)) (the "Financial Information Systems Design and Implementation Services") for the 2001 fiscal year for the Company or its subsidiaries.

ALL OTHER FEES

         The aggregate fees billed for services rendered by Ernst & Young LLP, other than Audit Services and Financial Information Systems Design and Implementation Services, for the 2001 fiscal year (the "Other Services") were $57,750.

CONCLUSION

         Based on the reviews and discussions with management and Ernst & Young LLP noted above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Commission. The Audit Committee also determined that the provision of the Other Services was compatible with maintaining Ernst & Young LLP's independence.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Daniel D. Harkins, (Chairman)
William S. Sheley
Matthew D. Walter (from May 30, 2001)
John S. Sokol (until May 30, 2001)

                PROPOSALS BY SHAREHOLDERS FOR 2003 ANNUAL MEETING

         Any proposals of shareholders which are intended to be represented at the 2003 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by December 25, 2002 to be eligible for inclusion in next year's proxy statement. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Commission. If a shareholder intends to present a proposal at the 2003 Annual Meeting of Shareholders, but has not sought the inclusion of such proposal in the Company's proxy statement, such proposal must be received by the Company at its principal executive offices by March 10, 2003, or the Company's management proxies will be entitled to use their discretionary voting authority should such proposal then be raised without any discussion of the matter in the Company's proxy statement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than 10% of the Common Shares, to file reports of ownership and changes in ownership of the Common Shares with the Commission. Based solely on its review of such reports and written representations from reporting persons, the Company believes that, during fiscal year 2001, its executive officers, directors and greater than 10% shareholders complied with such filing requirements.

                                  OTHER MATTERS

         The Company's 2001 Annual Report was furnished to shareholders prior to or concurrently with the mailing of this proxy material. Extra copies of the 2001 Annual Report are available upon request.

         As of date hereof, management knows of no other business that will come before the Annual Meeting. Should any other matter requiring a vote of shareholders arise, the enclosed proxy confers upon the proxyholders discretionary authority to vote the same with respect to any such other matter in accordance with their best judgment.

         UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS HEREBY SOLICITED, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE ADDRESSED TO SALLY J. CRESS, SECRETARY, BANCINSURANCE CORPORATION, 250 EAST BROAD STREET, TENTH FLOOR, COLUMBUS, OHIO 43215.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY.

                       BY ORDER OF THE BOARD OF DIRECTORS


                            Sally J. Cress, Secretary

APPENDIX I

                            BANCINSURANCE CORPORATION

                            2002 STOCK INCENTIVE PLAN

                                  1.00 PURPOSE

This Plan is intended to foster and promote the Company's long-term financial success and to increase shareholder value by [1] providing Participants an opportunity to acquire an ownership interest or to increase an ownership interest in the Company and [2] enabling the Company to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company's business is largely dependent.

                                2.00 DEFINITIONS

When used in this Plan, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this Plan. When applying these definitions, the form of any term or word will include any of its other forms.

ACT.  The Securities Exchange Act of 1934, as amended.

ANNUAL MEETING.  The annual meeting of the Company's shareholders.

ANNUAL RETAINER. The annual retainer and committee fees paid to each Director for service as a member of the Board and as a member of any Board committees.

AWARD. Any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Stock Appreciation Right, share of Stock issued under Section 7.02[1] and Stock Unit. The aggregate number of shares of Stock with respect to which Options and SARs may be issued to any Participant for any Plan Year may not be larger than 100,000 shares of Stock (adjusted as provided in Section 4.03), including Options and SARs that are cancelled or deemed to have been cancelled under Treas. Reg. Section 162-27(e)(2)(vi)(B) during the Plan Year issued.

AWARD AGREEMENT. The written agreement between the Company and each Participant that describes the terms and conditions of each Award.

BENEFICIARY. The individual a Participant designates to receive (or to exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 11.02; neither the Company nor the Committee is required or permitted to infer a Beneficiary from any other source.

BOARD.  The Company's board of directors.

CODE. The Internal Revenue Code of 1986, as in effect on the Effective Date or as amended or superceded after the Effective Date, and any regulations and applicable rulings issued under the Code.

COMMITTEE.

         [1] In the case of Awards to Directors, the Board; or

         [2] In the case of all other Awards, the Board's compensation committee which also constitutes a "compensation committee" within the meaning of Treas. Reg. Section 1.162-27(c)(4). The Committee will be comprised of at least three individuals [A] each of whom must be [I] an outside director, as defined in Treas. Reg. Section 1.162-27(e)(3)(i) and [ii] a "non-employee director" within the meaning of Rule 16b-3 under the Act and [B] none of whom may receive remuneration in any capacity other than as a director, except as permitted under Treas. Reg. Section 1.162-27(e)(3)(ii).

COMPANY. Bancinsurance Corporation, a corporation organized under the laws of Ohio, and any successor to it.

DIRECTOR. Each member of the Board or of the board of directors of any Subsidiary who is not an Employee.

DIRECTOR OPTION. A Nonqualified Stock Option granted to a Director under Section 5.00.

DISABILITY. A disability as defined in Code Section 22(e)(3).

EFFECTIVE DATE. June 3, 2002.

EMPLOYEE. Any individual who is a common law employee of the Company or of any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of an Employer for any reason and on any basis will be treated as a common law employee only from the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.

EXERCISE PRICE. The price at which a Participant may exercise an Award.

FAIR MARKET VALUE. The value of one share of Stock on the relevant date, determined as follows:

         [1] If the shares are traded on an exchange (including the NASDAQ National Market System), the reported "closing price" on the relevant date, assuming it is a trading date; otherwise on the next trading day.

         [2] If the shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date assuming it is a trading day; otherwise on the next trading day; and

         [3] If neither [1] nor [2] applies, the fair market value as determined by the Committee in good faith.

FREESTANDING SAR. An SAR that is not associated with an Option and is granted under Section 7.00.

GRANT DATE.  The date an Award is granted.

INCENTIVE STOCK OPTION. Any Option granted under Section 5.00 that meets the conditions imposed under Code Section 422(b).

NONQUALIFIED STOCK OPTION. Any Option granted under Section 5.00 that is not an Incentive Stock Option.

OPTION. The right granted under Section 5.00 to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.

PARTICIPANT. Any Employee or Director to whom the Committee grants an Award.

PLAN. Bancinsurance Corporation 2002 Stock Incentive Plan.

PLAN YEAR. The Company's fiscal year.

RESTRICTED STOCK. An Award granted under Section 6.00.

RESTRICTION PERIOD. The period over which the Committee will determine if grantee has met conditions placed on Restricted Stock.

STOCK. Common shares issued by the Company.

STOCK APPRECIATION RIGHT (OR "SAR"). An Award granted under Section 7.00 that is either a Tandem SAR or a Freestanding SAR.

STOCK UNIT. A right to receive payment of the Fair Market Value of a share of Stock as provided in Section 7.02.

SUBSIDIARY. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.

TANDEM SAR. An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 7.00.

TERMINATION OF SERVICE. As appropriate, [1] termination of the employee-employer relationship between a Participant and the Company and all Subsidiaries for any reason or [2] cessation of a Director's service on the Board (and the boards of directors of all Subsidiaries) for any reason.

                               3.00 ADMINISTRATION

3.01 COMMITTEE DUTIES. The Committee is granted all powers appropriate and necessary to administer the Plan. Consistent with the Plan's purpose, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company's interests and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all Participants.

3.02 DELEGATION OF DUTIES. In its sole discretion, the Committee may delegate to any individual or entity (including Employees) that it deems appropriate any of its duties other than those described in Section 3.03[1].

3.03 PARTICIPATION.

     [1] Consistent with the terms of the Plan, the Committee will:

         [a] Decide which Employees and Directors may become Participants;

         [b] Decide which Participants will be granted Awards;

         [c] Identify the type of Awards to be granted to each Participant;

         [d] Identify the terms and conditions imposed on any Awards granted;

         [e] Identify the procedures through which an Award may be exercised;

         [f] Identify the circumstances under which the Company may cancel an Award or reacquire any Award or shares of Stock acquired through the Plan; and

         [g] Impose any other terms and conditions the Committee believes are appropriate and necessary to implement the purpose of this Plan.

     [2] The Committee may establish different terms and conditions:

         [a] For each type of Award;

         [b] For Participants receiving the same type of Award; and

         [c] For the same Participant for each Award the Participant receives, whether or not those Awards are granted at different times.

     [3] The Committee will prepare and deliver an Award Agreement to each affected Participant with respect to each Award. The Award Agreement will describe:

         [a] The type of Award and when and how it may be exercised;

         [b] The effect of exercising the Award;

         [c] Any Exercise Price associated with the Award;

         [d] Any conditions that must be met before the Award may be exercised;

         [e] Any objective restrictions placed on Restricted Stock and any conditions that must be met before those restrictions will be released (e.g., conditions related to Company-wide, divisional or individual performance or growth in earnings per share, revenues or profits) and the related Restriction Periods. Performance related restrictions must be established before 25 percent of the related Restriction Period has expired. In its sole discretion, the Committee may adjust any performance related conditions with respect to any Participant who is transferred during a Restriction Period to a materially different position (or whose job duties change otherwise) to ensure that those conditions are appropriate to his or her new position;

         [f] When and how the Award may be exercised; and

         [g] Any other applicable terms and conditions affecting the Award.

3.04 CONDITIONS OF PARTICIPATION.

Each Participant receiving an Award agrees:

     [1] To sign an Award Agreement; and

     [2] To be bound by the terms of the Award Agreement and the Plan.

3.05 LIMITS ON EXERCISABILITY. Regardless of any other provision of this Section
3.00 or the Plan, all unexercised Awards granted to a Participant will be forfeited if that Participant, before his or her Termination of Service or after Termination of Service but while any Award remains exercisable:

     [1] Without the Committee's written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director or employee of any proprietorship, partnership or corporation or becomes the owner of a business or a member of a partnership that competes with any portion of the Company's (or a Subsidiary's) business or renders any service (including business consulting) to entities that compete with any portion of the Company's (or a Subsidiary's) business;

     [2] Refuses or fails to consult with, supply information to, or otherwise cooperate with, the Company after having been requested to do so; or

     [3] Deliberately engages in any action that the Committee concludes has caused substantial harm to the interests of the Company or any Subsidiary.

                           4.00 STOCK SUBJECT TO PLAN

4.01 NUMBER OF SHARES.

     [1] Subject to Section 4.03, the number of shares of Stock subject to Awards under the Plan is 600,000.

     [2] The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

4.02 CANCELLED, TERMINATED OR FORFEITED AWARDS. Any Award (other than an Award granted under Section 6.00) that, for any reason, is cancelled, terminated or otherwise settled without the issuance of any Stock or cash may again be granted under the Plan.

4.03 ADJUSTMENT IN CAPITALIZATION. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting Stock, the Committee will appropriately adjust the number of Awards that may be issued to a Participant in any Plan Year, the aggregate number of shares of Stock available for Awards under Section 4.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), the respective prices and/or limitations applicable to outstanding Awards and any other affected factor, limit or term applying to Awards.

                                  5.00 OPTIONS

5.01 GRANT OF OPTIONS. The Committee may grant Options to Participants at any time during the term of this Plan. Options issued to Employees may be either [1] Incentive Stock Options or [2] Nonqualified Stock Options. However, Options issued to Directors may only be Nonqualified Stock Options.

5.02 OPTION PRICE. Each Option will bear an Exercise Price that is not less than the Fair Market Value of a share of Stock on the Grant Date. However, each Incentive Stock Option granted to a Participant who owns [as defined in Code
Section 424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock will bear an Exercise Price that is at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date.

5.03 EXERCISE OF OPTIONS. Options awarded to a Participant under Section 5.01 may be exercised at the times and subject to the restrictions and conditions (including a vesting schedule) that the Committee specifies in the Award Agreement. However:

     [1] An Option may not be exercised for a fraction of a share, although this limitation will not be applied to prevent a Participant from acquiring the full number of shares of Stock for which Options are then exercisable;

     [2] The Committee may prohibit a Participant from exercising Options for fewer than the minimum number of shares specified by the Committee in the Award Agreement but only if this prohibition does not prevent a Participant from acquiring the full number of shares of Stock for which Options are then exercisable; and

     [3] Subject to Section 5.04[4], unless the Committee specifies otherwise in the Award Agreement, no Option may be exercised more than 10 years after it is granted.

5.04 INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary:

     [1] No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code Section 422 or, without the consent of any affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code Section 421;

     [2] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Subsidiaries) will not exceed $100,000 [or the amount specified in Code Section 422(d)];

     [3] No Incentive Stock Option may be granted to any individual who is not an Employee; and

     [4] No Incentive Stock Option may be exercised more than 10 years after it is granted (five years if the Participant owns [as defined in Code Section 424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock).

5.05 PAYMENT FOR OPTIONS. The Committee will develop procedures through which a Participant may pay an Option's Exercise Price, including tendering shares of Stock the Participant already has owned for at least six months, either by actual delivery of the previously owned shares of Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.

5.06 RESTRICTIONS ON TRANSFERABILITY. The Committee may impose restrictions on any shares of Stock acquired through an Option, including restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system on which Stock are then listed or traded or any applicable blue sky or state securities laws.

                              6.00 RESTRICTED STOCK

6.01 RESTRICTED STOCK GRANTS. The Committee may grant shares of Restricted Stock to Participants at any time during the term of this Plan.

6.02 TRANSFERABILITY. Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period. In the Committee's sole discretion, all shares of Restricted Stock will:

     [1] Be held by the Company as escrow agent during the Restriction Period, along with any cash dividends and other cash distributions made with respect to escrowed Restricted Stock; or

     [2] Be issued to the Participant in the form of certificates bearing a legend describing the restrictions imposed on the shares.

6.03 FORFEITURES; REMOVAL OF RESTRICTIONS. Restricted Stock will be:

     [1] Forfeited, if all restrictions have not been met at the end of the Restriction Period, and again become available under the Plan; or

     [2] Released from escrow and distributed (or any restrictions described in the certificate removed) as soon as practicable after the last day of the Restriction Period, if all restrictions have then been met.

6.04 RIGHTS ASSOCIATED WITH RESTRICTED STOCK. During the Restriction Period, and unless the Award Agreement provides otherwise, each Participant to whom Restricted Stock has been issued as described in Section 6.02[2]:

     [1] May exercise full voting rights associated with his or her Restricted Stock; and

     [2] Subject to Section 6.02[1], will be entitled to receive all dividends and other distributions paid with respect to his or her Restricted Stock. If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued. Also, any dividend or other distribution paid with respect to Restricted Stock will be subject to a Restriction

     Period that is equal to the remaining Restriction Period imposed on the shares of Restricted Stock with respect to which the dividend or distribution is paid.

                 7.00 STOCK APPRECIATION RIGHTS AND STOCK UNITS

7.01 STOCK APPRECIATION RIGHTS. The Committee may grant Freestanding SARs and Tandem SARs (or a combination of each) to Participants at any time during the term of this Plan.

     [1] The Exercise Price specified in the Award Agreement will:

         [a] In the case of a Freestanding SAR, never be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date; and

         [b] In the case of a Tandem SAR, never be less than the Exercise Price of the related Option.

     [2] Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. However:

         [a] A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable;

         [b] A Tandem SAR will expire no later than the date the related Option expires;

         [c] The value of the payout with respect to a Tandem SAR related to an Incentive Stock Option will not be more than 100 percent of the difference between the Exercise Price of the related Option and the Fair Market Value of the shares of Stock subject to the related Option at the time the Tandem SAR is exercised; and

         [d] A Tandem SAR related to an Incentive Stock Option may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is greater than the Option's Exercise Price.

     [3] Freestanding SARs will be exercisable subject to the terms specified in the Award Agreement.

     [4] A Participant exercising an SAR will receive an amount equal to:

         [a] The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price; multiplied by

         [b] The number of shares of Stock with respect to which the SAR is exercised.

     At the discretion of the Committee, this amount may be paid in cash, shares of Stock or any combination of both.

7.02 STOCK UNITS.

     [1] Each Director may elect to receive all or a portion of his or her Annual Retainer in Stock Units by returning to the Committee an Annual Retainer Deferral Form specifying:

         [a] The portion (stated in 25 percent increments) of the Annual Retainer to be converted to Stock Units;

         [b] The date Stock Units are to be settled;

         [c] Whether Stock Units are to be settled in cash or shares of Stock;
         and

         [d] The period (which may not be longer than 10 years) over which the value of Stock Units is to be distributed.

     If a completed Annual Retainer Deferral Form is not received at least two weeks before the first meeting of the Board of Directors during the fiscal year for which the Annual Retainer is to be paid, the Director's Annual Retainer will be paid consistent with in the Company's regular procedures and policies for paying Annual Retainers. Each Director that has effectively elected to receive Stock Units in lieu of all or a portion of his or her Annual Retainer will receive a number of Stock Units (including fractional Stock Units) equal to the portion of the Annual Retainer to be received as Stock Units divided by the Fair Market Value on the date the Annual Retainer would have been paid had that election not been made.

     [2] All Stock Units will be settled in cash or shares of Stock as soon as practicable after the later of:

         [a] The date the Director ceases to be a member of the Board; or

         [b] The date the Director specifies on an Annual Retainer Deferral
         Form.

     If Stock Units are to be settled in cash, the amount distributed will be calculated by multiplying the number of Stock Units to be settled in cash by the Fair Market Value as of the most recent trading date before the settlement date. If a Director dies before all of his or her Stock Units have been settled, the value of any unpaid Stock Units will be paid in a lump sum in cash to his or her Beneficiary.

     If Stock Units are to be settled in Stock, the number of shares to be distributed will equal the number of Stock Units, adjusted, if appropriate, under Section 4.03.

     [3] Once filed, elections made on an Annual Retainer Deferral Form will remain in effect until changed. Any change to an earlier election must be made by completing and returning another completed Annual Retainer Deferral Form to the Committee:

         [a] If the change relates to the portion of the Annual Retainer to be deferred, no later than two weeks before the date the Annual Retainer otherwise would be paid;

         [b] If the change relates to the time Stock Units are to be settled, no later than 12 months before the previously established settlement date; or

         [c] If the change relates to the form in which Stock Units are to be settled, no later than 12 months before the settlement date.

                       8.00 TERMINATION OF SERVICE/BUY OUT

8.01 EXERCISE PERIOD. Except as provided in Section 8.02 and unless otherwise specified in the Award Agreement (other than an Award Agreement or portion of an Award Agreement relating to an Incentive Stock Option) , all Awards that are outstanding (whether or not then exercisable) when a Participant Terminates Service will expire on the earlier of [1] the date the Award expires under the terms of the Award Agreement, [2] the date the Participant Terminates Service for any reason other than death or Disability or [3] 12 months after the Participant Terminates Service because of death or Disability.

8.02 BUY OUT OF AWARDS. At any time, the Committee, in its sole discretion and without the consent of the Participant, may cancel any or all outstanding Awards held by that Participant by providing to that Participant written notice ("Buy Out Notice") of its intention to exercise the rights reserved in this section. If a Buy Out Notice is given, the Company also will pay to each affected Participant the difference between [1] the Fair Market Value of each Award (or portion of an Award) to be cancelled and [2] the Exercise Price associated with each cancelled Award. However, unless otherwise specified in the Award

Agreement, no payment will be made with respect to any Awards that are not exercisable when cancelled under this section. The Company will complete any buy out made under this section as soon as administratively possible after the date of the Buy Out Notice. At the Committee's option, payment of the buy out amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock. The number of whole shares of Stock, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date of the Buy Out Notice.

                   9.00 MERGER, CONSOLIDATION OR SIMILAR EVENT

If [1] the Company enters into a plan or agreement that results in the merger or consolidation of the Company or reclassification of Stock or the exchange of Stock for the securities of another entity (other than a Subsidiary) that has acquired the Company's assets or which is in control [as defined in Code Section 368(c)] of an entity that has acquired the Company's assets and [2] the terms of that plan or agreement are binding on all holders of Stock (except to the extent that dissenting shareholders are entitled to relief under applicable law), then [3] Awards will become fully exercisable, all restrictions will lapse and each affected Participant will receive, upon payment of the Exercise Price, if applicable, securities or cash, or both, equal to those the Participant would have been entitled to receive under the plan or agreement if the Participant had already exercised the Award.

              10.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company's securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member's status as a "non-employee director" as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant, adversely affect any Award issued before the amendment, modification or termination. However, nothing in this section will restrict the Committee's right to exercise the discretion retained in Section 8.02.

                               11.00 MISCELLANEOUS

11.01 ASSIGNABILITY. Except as provided in this section, an Award may not be transferred except by will or applicable laws of descent and distribution and, during the Participant's lifetime, may be exercised only by the Participant or the Participant's guardian or legal representative. However, with the Committee's written consent (which may be withheld for any reason or for no reason), a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant's immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant's immediate family, or any partnership or limited liability company whose only partners or members are members of the Participant's immediate family ("Permissible Transferees"). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may subsequently transfer an Award but only to another Permissible Transferee and only after complying with the terms of this section as if the Permissible Transferee was a Participant.

11.02 BENEFICIARY DESIGNATION. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant's death. Each designation made will revoke all earlier designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant's Beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased Participant's estate.

11.03 NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan may be construed as:

      [1] Interfering with or limiting the right of the Company or any Subsidiary to terminate any Participant's employment at any time;

      [2] Conferring on any Participant any right to continue as an Employee or Director;

      [3] Guaranteeing that any Employee will be selected to be a Participant;
      or

      [4] Guaranteeing that any Participant will receive any future Awards.

11.04 TAX WITHHOLDING. The Company will withhold from other amounts owed to a Participant, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of shares of Stock. If these amounts are not to be withheld from other payments due to the Participant, the Company will defer payment of cash or issuance of shares of Stock until the earlier of:

      [1] Thirty days after the settlement date; or

      [2] The date the Participant remits the required amount.

If the Participant has not remitted the required amount, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant.

In its discretion, the Committee may allow a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this withholding obligation through one or more of the following methods:

      [3] By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

      [4] By delivering, including by attestation, to the Company previously acquired shares of Stock that the Participant has owned for at least six months;

      [5] By remitting cash to the Company; or

      [6] By remitting a personal check immediately payable to the Company.

11.05 INDEMNIFICATION. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company's approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member; or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company's organizational documents, by contract, as a matter of law, or otherwise.

11.06 NO LIMITATION ON COMPENSATION. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or Directors in cash or property, in a manner not expressly contemplated by the Plan.

11.07 REQUIREMENTS OF LAW. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

11.08 TERM OF PLAN. The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy at the first Annual Meeting occurring after the Board approves the Plan. Subject to Section 10.00, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company's shareholders, whichever is earliest.

11.09 GOVERNING LAW. The Plan and all related agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.

                            BANCINSURANCE CORPORATION
                       250 EAST BROAD STREET, TENTH FLOOR
                              COLUMBUS, OHIO 43215
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Daniel D. Harkins, William S. Sheley, and Matthew D. Walter, or any of them as proxies, each with the power to appoint his substitute, and hereby authorizes them (or any of them if all shall not be present) to represent and to vote, as indicated below, at the Annual Meeting of Shareholders of Bancinsurance Corporation to be held June 3, 2002, at 10:30 a.m. local time, at the offices of Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio, or at any adjournment thereof, all the Common Shares of Bancinsurance Corporation held of record by the undersigned on April 10, 2002.

1. ELECTION OF DIRECTORS    [ ] OR all nominees                          [ ] WITHHOLD AUTHORITY
                               (except as marked to the contrary below)      to vote  for  ALL  nominees listed below

      Daniel D. Harkins     William S. Sheley        John S. Sokol       Saul Sokol      Si Sokol      Matthew D. Walter

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2002.

                              [ ] FOR                   [ ]  AGAINST                 [ ] ABSTAIN

3. TO APPROVE THE ADOPTION OF THE BANCINSURANCE CORPORATION 2002 STOCK INCENTIVE PLAN.

                              [ ] FOR                   [ ]  AGAINST                 [ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NAMED NOMINEES FOR DIRECTORS, "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR FISCAL YEAR 2002 AND "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE BANCINSURANCE CORPORATION 2002 STOCK INCENTIVE PLAN. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS OR FOR SUCH SUBSTITUE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

          (This Proxy Continues And Must Be Signed On The Reverse Side)

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 24, 2002, the Proxy Statement furnished therewith and the Annual Report of Bancinsurance Corporation for the fiscal year ended December 31, 2001. Any Proxy heretofore given to vote the Common Shares which the undersigned is entitled to vote at the Annual Meeting is hereby revoked.

[ ] Please check if you plan to attend the Annual Meeting.

    PLEASE RETURN PROXY IN ENVELOPE FURNISHED.
                                               --------------------------------
                                                            (Date)




                                               --------------------------------
                                                          (Signature)

                                               --------------------------------
                                               (Second Signature, if Applicable)

                                               Please date and sign exactly as
                                               name appears above. When signing
                                               as attorney, executor,
                                               administrator, trustee, guardian
                                               or corporate officer, please give
                                               full title. All joint owners must
                                               sign. Please return promptly.